News Release

                                                                     Cory T. Walker

July 18, 2011 Chief Financial Officer
(386) 239-7250

BROWN & BROWN, INC.
ANNOUNCES
SECOND-QUARTER FINANCIAL RESULTS

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) today announced its financial results for the second quarter of 2011.

Net income for the second quarter of 2011 was $37,035,000, or $0.26 per share, compared with $41,185,000, or $0.29 per share for the same quarter of 2010, a decrease of 10.1%.  Total revenue for the second quarter ended June 30, 2011 was $246,816,000, compared with 2010 second-quarter revenue of $243,665,000, an increase of 1.3%.

Total revenue for the six months ended June 30, 2011 was $509,044,000, compared with total revenue for the first half of 2010 of $495,938,000.  Net income for the six-month period ended June 30, 2011 was $83,328,000, or $0.57 per share, compared with $85,313,000, or $0.59 per share for the same period of 2010.

J. Powell Brown, President and Chief Executive Officer of Brown & Brown, Inc., noted, "We were challenged this quarter by $4.2 million less in profit-sharing contingency commissions.  This is largely a reflection of rising loss ratios of property and casualty insurance carriers across the U.S.  We are pleased with the continued incremental improvements in certain segments of our business, most notably the second consecutive quarter of positive internal revenue growth in our Wholesale Brokerage Division."

Brown & Brown, Inc., through its subsidiaries, offers a broad range of insurance and reinsurance products and services.  Additionally, certain Brown & Brown subsidiaries offer a variety of risk management, third party administration, and other services. Serving business, public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States' seventh largest independent insurance intermediary. The Company's Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to future financial results and to acquisition opportunities. These statements are not historical facts, but instead represent only the Company's current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results and condition, as well as its other achievements, are contained in the Company's filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the effects of legislative and regulatory changes in Florida pertaining to the insurance industry, including those relating to coastal property coverages; the competitive environment; the integration of the Company's operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; and the potential occurrence of a disaster that affects certain areas of the States of California, Florida, Indiana, Michigan, New Jersey, New York, Pennsylvania, Texas and/or Washington, where significant portions of the Company's business are concentrated.  All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

# # #

Brown & Brown, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

For the Three Months Ended June 30	For the Six Months Ended June 30

	2011	2010	2011	2010
REVENUES

Commissions and fees	$245,983	$241,053	$507,435	$491,727
Investment income	393	346	617	677
Other income, net	__ 440	2,266	992	3,534
Total revenues	246,816	243,665	509,044	495,938

EXPENSES

Employee compensation and benefits	125,852	121,372	252,409	243,555
Non-cash stock-based compensation	2,709	1,780	5,482	3,735
Other operating expenses	34,979	33,622	71,055	69,955
Amortization	13,556	12,650	27,065	25,203
Depreciation	3,079	3,129	6,214	6,382
Interest	3,608	3,632	7,215	7,240
Change in estimated acquisition earn-out payables	1,565	(533)	1,466	(1,229)
Total expenses	185,348	175,652	370,906	354,841

Income before income taxes	61,468	68,013	138,138	141,097

Income taxes	24,433	26,828	54,810	55,784

Net income	$ 37,035	$ 41,185	$ 83,328	$ 85,313
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Net income per share:
Basic	$0.26	$0.29	$0.58	$0.60
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Diluted	$0.26	$0.29	$0.57	$0.59
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Weighted average number of shares outstanding:
Basic	138,379	137,685	138,365	137,654
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Diluted	139,942	139,105	140,950	138,937
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Dividends declared per share	$0.0800	$0.0775	$0.1600	$0.1550
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Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Core Commissions and Fees(1)
Three Months Ended June 30, 2011
(in thousands)
(unaudited)

	Quarter Ended 06/30/11	Quarter Ended 06/30/10	Total Net Change	Total Net Growth %	Less Acquisition Revenues	Internal Net Growth $	Internal Net Growth %

Florida Retail
	$ 44,361	$ 42,735	$ 1,626	3.8%	$ 2,107	$ (481)	(1.1)%
National Retail	83,102	79,359	3,743	4.7%	10,145	(6,402)	(8.1)%
Western Retail	24,991	23,334	1,657	7.1%	2,520	(863)	(3.7)%
Total Retail	152,454	145,428	7,026	4.8%	14,772	(7,746)	(5.3)%

Professional Programs	8,839	9,343	(504)	(5.4)%	-	(504)	(5.4)%
Special Programs	24,582	27,827	(3,245)	(11.7)%	91	(3,336)	(12.0)%
Total National Programs	33,421	37,170	(3,749)	(10.1)%	91	(3,840)	(10.3)%

Wholesale Brokerage

	41,713	41,298	415	1.0%	-	415	1.0%

Services	16,120	9,729	6,391	65.7%	6,468	(77)	(0.8)%

Total Core Commissions
and Fees (1)	$243,708	$233,625	$10,083	4.3%	$21,331	$(11,248)	(4.8)%
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Reconciliation of Internal Growth Schedule
to Total Commissions and Fees
Included in the Consolidated Statements of Income
For the Three Months Ended June 30, 2011 and 2010
(in thousands)
(unaudited)

	Quarter Ended 06/30/11	Quarter Ended 06/30/10
Total core commissions and fees(1)	$243,708	$233,625
Contingent commissions	2,275	6,444
Divested business	-	984

Total commission & fees	$245,983	$241,053
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(1)

  Total core commissions and fees are our total commissions and fees less (i) profit-sharing contingent commissions (revenue derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), and (ii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

Brown & Brown, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)
(unaudited)

	June 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$ 278,866	$ 272,984
Restricted cash and investments	120,073	123,594
Short-term investments	7,737	7,678
Premiums, commissions and fees receivable	247,718	214,446
Deferred income taxes	8,143	20,076
Other current assets	34,524	14,031
Total current assets	697,061	652,809

Fixed assets, net	60,039	59,713
Goodwill	1,261,627	1,194,827
Amortizable intangible assets, net	488,367	481,900
Other assets	17,778	11,565
Total assets	$2,524,872	$2,400,814
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LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Premiums payable to insurance companies	$ 358,913	$ 311,346
Premium deposits and credits due customers	24,992	28,509
Accounts payable	31,805	33,693
Accrued expenses and other liabilities	85,637	94,947
Current portion of long-term debt	1,624	1,662
Total current liabilities	502,971	470,157

Long-term debt	250,067	250,067

Deferred income taxes, net	159,900	146,482

Other liabilities	39,003	27,764

Shareholders' equity:
Common stock, par value $0.10 per share; authorized 280,000 shares; issued and outstanding 142,924 at 2011 and 142,795 at 2010	14,292	14,279
Additional paid-in capital	293,081	286,997
Retained earnings	1,265,553	1,205,061
Accumulated other comprehensive income	5	7

Total shareholders' equity	1,572,931	1,506,344

Total liabilities and shareholders' equity	$2,524,872	$2,400,814
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